Exhibit 3.3

FORTRESS PRIVATE LENDING FUND

AMENDED AND RESTATED

BYLAWS

ARTICLE I.

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of Fortress Private Lending Fund (the “Company”) in the State of Delaware shall be located at such place as the Board of Trustees of the Company (the “Trustees” or the “Board”) may designate from time to time.

Section 2. ADDITIONAL OFFICES. The principal executive office of the Company is at 1345 Avenue of the Americas, New York, NY 10105. The Company may have additional offices at such places as the Board may from time to time determine or the business of the Company may require.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 1. PLACE. All meetings of shareholders shall be held at the principal executive office of the Company or at such other place or by virtual meeting as shall be set by the Board and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. An annual meeting of shareholders shall not be required in any year in which the election of Trustees is not required to be held under the Investment Company Act of 1940, as amended from time to time, and the rules promulgated thereunder (the “1940 Act”). The failure to hold an annual meeting shall not invalidate the Company’s existence or affect any otherwise valid corporate act of the Company.

Section 3. SPECIAL MEETINGS.

(a)         General. The (i) the chief executive officer, (ii) a majority of the Board, or (iii) or the holders of more than twenty-five percent (25%) of the outstanding shares of the Company entitled to vote at a meeting (without regard to class or series), in the aggregate, may call a special meeting of the shareholders.

Section 4. NOTICE OF MEETINGS.

(a)         Method of Delivery: Minimum Contents: Waiver. Written or printed notice of the purpose or purposes, in the case of a special meeting, and of the time and place of every meeting of the shareholders shall be given by the secretary of the Company to each shareholder of record entitled to vote at the meeting and to each other shareholder entitled to notice of the meeting, by: (i) presenting the notice to such shareholder personally, (ii) placing the notice in the mail, (iii) delivering the notice by overnight delivery service, (iv) transmitting the notice by electronic mail or any other electronic means as set forth below, (v) leaving it at the shareholder’s residence or usual place of business, or (iv) any other means permitted by Delaware law, at least ten (10) days, but not more than ninety (90) days, prior to the date designated for the meeting, addressed to each shareholder at such shareholder’s address appearing on the records of the Company or supplied by the shareholder to the Company for the purpose of notice. The notice shall state the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute or these Bylaws, the purpose for which the meeting is called. The notice of any meeting of shareholders may be accompanied by a form of proxy approved by the Board in favor of the actions or persons as the Board may select. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Company or supplied by the shareholder to the Company for the purpose of notice, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. A single notice to all shareholders who share an address shall be effective as to any shareholder at such address (i) who affirmatively consents in writing to such notice or (ii) if such shareholder has the same last name as all other shareholder at such shared address to whom the Company proposes to give a single notice or the Company reasonably believes that all shareholders at such address are members of the same family and after having been notified of the Company’s intent to give a single notice the shareholder fails to object in writing to such single notice within 60 days. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting. Notice of any meeting of shareholders shall be deemed waived by any shareholder who attends the meeting in person or by proxy or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

(b)         Scope of Notice. Except as provided in Article II, Section 11, any business of the Company may be transacted at an annual meeting of shareholders without being specifically designated in the notice of such meeting, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice of such meeting. The Company may postpone or cancel a meeting of shareholders by making a public announcement (as defined in Section 11(c)(3)) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of shareholders shall be conducted by an individual appointed by the Board to be chairperson of the meeting or, in the absence of such appointment, by the chairperson of the Board, if any, or, in the case of a vacancy in the office or absence of the chairperson of the Board, by one of the following officers present at the meeting: the chief executive officer, the president, if any, any vice president, the secretary, the treasurer. The secretary or, in the secretary’s absence, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board or, in the absence of such appointment, an individual appointed by the chairperson of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the shareholders, an assistant secretary, or, in the absence of assistant secretaries, an individual appointed by the Board or the chairperson of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairperson of the meeting. The chairperson of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairperson, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Company, their duly authorized proxies or other such individuals as the chairperson of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Company entitled to vote on such matter, their duly authorized proxies or other such individuals as the chairperson of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairperson of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairperson of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. QUORUM. At any meeting of shareholders, the presence in person or by proxy of the shareholders of the Company holding one third (1/3) of the outstanding shares of the Company (without regard to class or series) shall constitute a quorum, except with respect to any such matter that, under applicable statutes or regulatory requirements, requires approval by a separate vote of one (1) or more classes of capital shares of the Company, in which case the presence in person or by proxy of the holders of shares of the Company’s capital shares holding one third (1/3) of the outstanding shares of such class shall constitute a quorum. This Section 6 shall not affect any requirement under any applicable law, any other provisions of these Bylaws or the Amended and Restated Declaration of Trust of the Company, as further amended or restated from time to time (the “Declaration of Trust”), for the vote necessary for the adoption of any measure. If such quorum shall not be present at any meeting of the shareholders, then the chairperson of the meeting or the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting to a date not more than one hundred twenty (120) days after the original record date without further notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. VOTING. A plurality of all votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee, provided that, in the case where the number of nominees for the trusteeships (or, if applicable, the trusteeships of a particular class of trustees) exceeds the number of such trustees to be elected (a “Contested Election”), a majority of all votes cast shall be required to elect such nominee, provided that if a sufficient number of votes to elect a trustee are not cast in such Contested Election, the incumbent Trustee, if any, shall retain their position. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the 1940 Act or other applicable law, the Declaration of Trust or Article III of these Bylaws. Unless otherwise provided in the Declaration of Trust, each outstanding share owned of record on the applicable record date, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders.

Section 8. PROXIES. A shareholder may vote the shares owned of record by the shareholder, either in person or by proxy executed in writing by the shareholder or by the shareholder’s duly authorized agent as permitted by law. Such proxy shall be filed with the secretary of the Company before or at the meeting.

Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Company registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the chief executive officer, a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such share pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such share. Any fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

The Board may adopt by resolution a procedure by which a shareholder may certify in writing to the Company that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the shares transfer books, the time after the record date or closing of the shares transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

Section 10. INSPECTORS. The Board in advance of any meeting of shareholders, or the chairperson of the meeting at any meeting of shareholders, may, but need not, appoint one (1) or more individual inspectors or one (1) or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the chairperson of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, as defined in this Article II, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, and determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. Each such report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one (1) inspector acting at such meeting. If there is more than one (1) inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEES AND OTHER SHAREHOLDER PROPOSALS.

(a)           Annual Meetings of Shareholders. To the extent that the Company shall hold an annual meeting of its shareholders:

(1)       Nominations of individuals for election to the Board and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board or (iii) by any shareholder of the Company who was a shareholder of record both at the time of giving of notice provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 11(a).

(2)         For nominations of individuals for election to the Board or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of subsection (a)(1) of this Section 11, the shareholder must have given timely notice thereof in writing to the secretary of the Company and such other business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Company not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first (1st) anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the first (1st) anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to the date of mailing of the notice for such annual meeting or the tenth (10th) day following the day on which public announcement of the date of mailing of the notice for such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (i) as to each individual whom the shareholder proposes to nominate for election or reelection as a Trustee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees, or is otherwise required, in each case pursuant to Regulation 144A (or any successor regulations) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected ) and whether such shareholder believes any such individual is, or is not, an Interested Person (as such term is defined in the Declaration of Trust) of the Company and information regarding such individual that is sufficient, in the discretion of the Board or any committee thereof or any authorized officer of the Company, to make such determination: (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below) and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice, any Shareholder Associated Person and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such shareholder, as they appear on the Company’s books, of any Shareholder Associated Person and of such beneficial owner and the class and number of shares of the Company which are owned beneficially and of record by such shareholder, Shareholder Associated Person and such beneficial owner.

(3)        Notwithstanding anything in the second sentence of Section 11(a)(2) to the contrary, in the event that the number of Trustees to be elected to the Board is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board made by the Company at least one hundred thirty (130) days prior to the first (1st) anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(4)         For purposes of this Section 11, “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner (as defined in the Declaration of Trust) of shares of the Company owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person. For purposes of this Section 11, “control” shall have the meaning ascribed to it in Section 2 of the 1940 Act.

(b)         Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of individuals for election to the Board may be made at a special meeting of shareholders at which Trustees are to be elected (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board or (iii) provided that the Board has determined that Trustees shall be elected at such special meeting, by any shareholder of the Company who is a shareholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11. In the event the Company calls a special meeting of shareholders for the purpose of electing one (1) or more individuals to the Board, any such shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Company’s notice of meeting, if the shareholder’s notice required by subsection (a)(2) of this Section 11 shall be delivered to the secretary at the principal executive office of the Company not earlier than the one hundred fiftieth (150th) day prior to such special meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c)          General.

(1)         Upon written request by the secretary or the Board or any committee thereof, any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board or any committee thereof or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 11. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 11.

(2)          Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election as Trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 11. The chairperson of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3)          For purposes of this Section 11, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Trustees and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to the Exchange Act or the 1940 Act.

(4)      Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 12. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLE III.

TRUSTEES

Section 1. GENERAL POWERS. The business and affairs of the Company shall be managed under the direction of its Board. The Board may designate a chairperson of the Board, who may also be an officer of the Company, and who will have such powers and duties as determined by the Board from time to time.

Section 2. NUMBER. TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board may establish, increase or decrease the number of Trustees, provided that the number thereof shall never be fewer than one (1), and further provided that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. When the Company is subject to certain provisions of the 1940 Act, a majority of Trustees shall be Independent Trustees (for purposes of these Bylaws, as such term is defined in the Declaration of Trust).

Section 3. ANNUAL AND REGULAR MEETINGS. Regular meetings of the Board shall be held from time to time upon the call of the chairperson, if any, the chief executive officer, the secretary or any two (2) Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need to be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

Section 4. SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the chairperson of the Board, the chief executive officer, the president or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board may fix any place as the place (including by virtual meeting) for holding any special meeting of the Board called by them. The Board may provide, by resolution, the time and place (including by virtual meeting) for the holding of special meetings of the Board, without notice other than such resolution.

Section 5. NOTICE. Meetings of the Trustees may be held without call or notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

Section 6. QUORUM. Any time there is more than one (1) Trustee, a quorum for all meetings of the Trustees shall be one-third (1/3), but not less than two (2), of the Trustees. Unless provided otherwise in the Declaration of Trust or these Bylaws and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent as provided in the Declaration of Trust. Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be one-third (1/3), but not less than two (2), of the members thereof. Unless provided otherwise in the Declaration of Trust, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent as provided in the Declaration of Trust. With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act. The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

Section 7. VOTING. The action of the majority of the Trustees present at a meeting at which a quorum, as defined in Section 6 of this Article III, is present shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable statute or the Declaration of Trust. If enough Trustees have withdrawn from a meeting to leave less than a quorum, as defined in Section 6 of this Article III, but the meeting is not adjourned, the action of the majority of the Trustees still present at such meeting shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable statute or the Declaration of Trust.

Section 8. ORGANIZATION. At each meeting of the Board, the chairperson of the Board or, in the absence of the chairperson, the chief executive officer shall act as chairperson of the meeting. In the absence of both the chairperson and the chief executive officer, the president, if any, or in the absence of the president, a Trustee chosen by a majority of the Trustees present shall act as chairperson of the meeting. The secretary or, in his or her absence, an assistant secretary of the Company, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairperson, shall act as secretary of the meeting.

Section 9. VIRTUAL MEETINGS. Trustees may participate in a meeting, and any committee member of any committee established by the Board pursuant to Article IV, by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time, and participation in such meeting shall constitute presence in person at such meeting; provided however, this Section 9 does not apply to any action of the Trustees pursuant to the 1940 Act, that requires the vote of the Trustees to be cast in person at a meeting.

Section 10. VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Trustees hereunder, if any. Subject to applicable requirements of the 1940 Act, except as may be provided by the Board in setting the terms of any class or series of preferred shares, (a) any vacancy on the Board may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum, as defined in Section 6 of this Article III, and (b) any Trustee elected to fill a vacancy shall serve until a successor is elected and qualified.

Section 11. COMPENSATION. The Trustees shall have power to pay reasonable compensation from the funds of the Company to themselves as Trustees. The Trustees may fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Company.

Nothing herein contained shall be construed to preclude any Trustees from serving the Company in any other capacity and receiving compensation therefor.
Section 12. SURETY BONDS. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

ARTICLE IV.

COMMITTEES

Section 1. APPOINTMENT. The Board may appoint from its members and an Audit Committee, a Nominating and Corporate Governance Committee and other committees, composed of one or more Trustees, to serve at the pleasure of the Board.

Section 2. POWERS. The Board may delegate to committees appointed under Section 1 of this Article IV any powers of the Board, except as prohibited by law.

ARTICLE V.

OFFICERS

Section 1. OFFICERS OF THE COMPANY. The officers of the Company may consist of a chief executive officer, a secretary, a treasurer and such other officers or assistant officers as may be elected or authorized by the Trustees. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees shall be fixed from time to time by the Trustees or, in the case of officers, by any committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee. Any two or more of the offices may be held by the same Person. No officer of the Company need be a Trustee.

Section 2. ELECTION AND TENURE. At the initial organization meeting, the Trustees may elect or ratify the chairperson, if any, chief executive officer, secretary, treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Company. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

Section 3. REMOVAL OF OFFICERS. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the chairperson, if any, the chief executive officer, or secretary, and such resignation shall take effect immediately upon receipt by the chairman, if any, the chief executive officer, or secretary, or at a later date according to the terms of such notice in writing.

Section 4. BONDS AND SURETY. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.

Section 5. CHIEF EXECUTIVE OFFICER. The Board may designate a chief executive officer from among its Board or elected officers. The chief executive officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board, and for the management of the business and affairs of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed, and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board from time to time.

Section 6. CHIEF FINANCIAL OFFICER. The Board may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties incident to the office of chief financial officer and such other duties as may be prescribed as set forth by the Board, the chief executive officer or the president.

Section 7. CHIEF COMPLIANCE OFFICER. The Board shall designate a chief compliance officer to the extent required by, and consistent with the requirements of, the 1940 Act. The chief compliance officer, who shall also serve as the anti-money laundering officer and subject to the direction of, and reporting to, the Board, shall be responsible for the oversight of the Company’s compliance with the U.S. federal securities laws and other applicable regulatory requirements. The designation, compensation and removal of the chief compliance officer must be approved by the Board, including a majority of the Independent Trustees of the Company. The chief compliance officer shall perform such executive, supervisory and management functions and duties as may be assigned to him or her from time to time by the Board, the chief executive officer or the president.

Section 8. PRESIDENT. In the absence of a designation of a chief executive officer by the Board, the president shall be the chief executive officer. He or she may sign with the secretary or any other proper officer of the Company authorized by the Board, deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time.

Section 9. SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the shareholders, the Board and committees of the Board in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Company; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the shares transfer books of the Company; and (f) in general perform such other duties as from time to time may be assigned by the chief executive officer, the president or by the Board.

Section 10. TREASURER. In the absence of a designation of a chief financial officer by the Board, the treasurer shall be the chief financial officer of the Company. In the absence of a designation of a treasurer by the Board, then the chief financial officer shall be responsible for the duties of the treasurer specified in this Section 10. The treasurer shall be responsible for: (a) the custody of the funds and securities of the Company; (b) the keeping of full and accurate accounts of receipts and disbursements in books belonging to the Company; and (c) the depositing of all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board.

The treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the chief executive officer and Board, at the regular meetings of the Board or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Company. The treasurer shall, if required by the Board, give bonds for the faithful performance of his duties in such sums and with such surety or sureties as shall be satisfactory to the Board.

Section 11. OTHER OFFICERS AND DUTIES. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Company. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Company shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the chief executive officer, or the president.

ARTICLE VI.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Company when authorized or ratified by action of the Board and executed by an authorized person.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or agent of the Company in such manner as shall from time to time be determined by the Board.

Section 3. DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board may designate.

ARTICLE VII.

SHARES

Section 1. CERTIFICATES. The Company will not issue share certificates. A shareholder’s investment in the Company will be recorded on the books of the Company. A shareholder wishing to transfer his or her Shares will be required to send a completed and executed form to the Company, such form to be provided upon a shareholder’s request.

Section 2. TRANSFERS. All transfers of shares shall be made on the books of the Company, by the holder of the shares, in person or by his or her attorney, in such manner as the Board or any officer of the Company may prescribe.

The Company shall be entitled to treat the holder of record of any shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Notwithstanding the foregoing, transfers of shares of any class or series of shares will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3. NOTICE OF ISSUANCE OR TRANSFER. Upon issuance or transfer of shares in the Company, the Company shall send the shareholder a written statement that reflects such investment or transfer containing such information, at a minimum, as required by law. The Company, alternatively, may furnish notice that a full statement of the information contained in the foregoing sentence will be provided to any shareholder upon request and without charge.

Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of shareholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

In the context of fixing a record date, the Board may provide that the shares transfer books shall be closed for a stated period but not longer than twenty (20) days. If the shares transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days before the date of such meeting.

If no record date is fixed and the shares transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than one hundred twenty (120) days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5. FRACTIONAL SHARES: ISSUANCE OF SHARES. The Board may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board may issue units consisting of different securities of the Company. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Company, except that the Board may provide that for a specified period securities of the Company issued in such unit may be transferred on the books of the Company only in such unit.

ARTICLE VIII.

ACCOUNTING YEAR

The fiscal year of the Company shall end on December 31 of each fiscal year, and may thereafter be changed by duly adopted resolution of the Board from time to time.

ARTICLE IX.

RESERVED

ARTICLE X.

SEAL

Section 1. SEAL. The Board may authorize the adoption of a seal by the Company. The Board may authorize one (1) or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.

ARTICLE XI.

RESERVED

ARTICLE XII.

INVESTMENT COMPANY ACT

When the Company is subject to certain provisions of the 1940 Act, if and to the extent that any provision of the Statutory Trust Act, or any provision of the Declaration of Trust or these Bylaws conflicts with any provision of the 1940 Act, then the applicable provision of the 1940 Act shall control; provided, however, that such conflict shall not affect any of the remaining provisions of these Bylaws or the Declaration of Trust or render invalid or improper any action take or omitted prior to such determination.

ARTICLE XIII.

AMENDMENT OF BYLAWS

The Board shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws not inconsistent with the Declaration of Trust. To the extent any provisions of the Bylaws conflict with the Declaration of Trust, the Declaration of Trust shall control.

Adopted: February 10, 2025